                                  SCHEDULE 14A
                                 (Rule 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

Filed by the Registrant  [X]
Filed by a Party other than the Registrant  [_]


Check the appropriate box:
[X]  Preliminary Proxy Statement
[_]  Confidential, for Use of Commission Only (as permitted by Rule 14a-6(e)(2))
[_]  Definitive Proxy Statement
[_]  Definitive Additional Materials
[_]  Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12

                       Interactive Entertainment Limited
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               (Name of Registrant as Specified in Its Charter)


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   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):


[X]  No fee required.
[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)  Title of each class of securities to which transaction applies:


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(2)  Aggregate number of securities to which transaction applies:


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(3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):


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(4)  Proposed maximum aggregate value of transaction:


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(5)  Total fee paid:


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[_]  Fee paid previously with preliminary materials.


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[_]  Check box if any part of the fee is offset as provided by Exchange Act Rule
     0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)  Amount Previously Paid:


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

                       INTERACTIVE ENTERTAINMENT LIMITED
                                P.O. Box 241603
                         Memphis, Tennessee 38124-1603

                                                                 April 19, 1999

To Our Shareholders:

   You are cordially invited to attend the 1999 Annual General Meeting of Shareholders of Interactive Entertainment Limited, a Bermuda exempted company (the "Company"), which will be held at 3:00 p.m., pacific daylight time, on May 21, 1999, at the Park Hyatt Century City, 2151 Avenue of the Stars, Los Angeles, CA 90067 (the "Annual General Meeting").

   At the Annual General Meeting, Shareholders will vote to: (i) effect a one for ten reverse stock split; (ii) increase the Company's authorized share capital; (iii) amend the Bye-Laws of the Company regarding the size of the board of directors, appointment of directors and quorum requirements; (iv) elect four persons to the Board of Directors; (v) appoint Ernst & Young LLP as the Company's independent public accountants; (vi) receive and consider the report of the directors to the shareholders and the financial statements of the Company together with the auditor's report thereon for the financial year ended December 31, 1998; and (vii) transact such other business as may properly come before the Annual General Meeting. Further information concerning the meeting and the nominees for director can be found in the accompanying Notice and Proxy Statement.

   I hope that you can attend the Annual General Meeting and assist the Board of Directors by voting for the Reverse Stock Split, the Increase of Capital, the Bye-Law amendments, the election of directors, and the ratification of the appointment of the auditors. Whether or not you plan to attend the Annual General Meeting, please be sure to date, sign and return the proxy card in the enclosed, postage-paid envelope as promptly as possible so that your shares may be represented at the meeting and voted in accordance with your wishes.

   If you attend the meeting, you may vote in person, even if you have previously submitted a proxy card.

                                         Sincerely,

                                         [SIGNATURE OF DAVID LAMM APPEARS
                                         HERE]
                                         David Lamm
                                         Secretary

                       INTERACTIVE ENTERTAINMENT LIMITED
                                P.O. Box 241603
                         Memphis, Tennessee 38124-1603

               NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON MAY 21, 1999

   NOTICE IS HEREBY GIVEN that the Annual General Meeting of the Shareholders ("Annual General Meeting") of INTERACTIVE ENTERTAINMENT LIMITED, a Bermuda exempted company (the "Company"), will be held at the Park Hyatt Century City, 2151 Avenue of the Stars, Los Angeles, CA, on May 21, 1999, at the hour of 3:00 o'clock in the afternoon, Pacific Daylight Time, for the following purposes:

  1. to effect a one for ten reverse stock split of the Company's Common
     Stock;

  2. to increase the authorized share capital of the Company to 15,000,000 million shares of Common Stock (assuming the adoption of the reverse stock split);

  3. to amend the Company's Bye-Laws in the manner set forth in APPENDIX A to the accompanying Proxy Statement;

  4. to elect four persons to the Board of Directors;

  5. to appoint Ernst & Young LLP as the Company's independent public accountants;

  6. to receive and consider the report of the directors to the shareholders and the financial statements of the Company together with the auditor's report thereon for the financial year ended December 31, 1998; and

  7. to transact such other business as may properly come before the Annual General Meeting.

   The amendments to the Bye-Laws of the Company, the text of which is attached as Appendix A to the attached Proxy Statement, would:

  . Change the number of members of the Company's Board of Directors (the "Board") from its current fixed number of ten to no fewer than two and no more than ten;

  . Permit vacancies of the Board and directorships created by an expanded Board to be filled by a majority of the remaining directors with such director serving until the earlier of the next Annual General Meeting where a successor is elected or, such directors's death, resignation or removal; and

  . Increase the quorum requirement for a meeting of shareholders from the current two shareholders to shareholders holding at least one-third of the outstanding Common Stock of the Company.

   The foregoing matters are described more fully in the accompanying Proxy Statement. While this Notice and Proxy Statement and the enclosed form of proxy are being sent only to shareholders of record and beneficial owners of whom the Company is aware as of April 11, 1999, all shareholders of the Company of record on the date of the meeting are entitled to attend and to vote at the Annual General Meeting. The Company's Form 10-K Annual Report for the year ended December 31, 1998, including audited financial statements, is included with this mailing of the Proxy Statement and this Notice.

   We hope you will be represented at the Annual General Meeting by signing, dating and returning the enclosed proxy card in the accompanying envelope as promptly as possible, whether or not you expect to be present in person. Your vote is important--as is the vote of every shareholder--and the Board appreciates the cooperation of shareholders in directing proxies to vote at the meeting.

   Your proxy may be revoked at any time by following the procedures set forth in the accompanying Proxy Statement, and the giving of your proxy will not affect your right to vote in person if you attend the Annual General Meeting.

                                          By Order of the Board of Directors
                                          David Lamm
                                          Secretary

DATED: April 19, 1999.

                    Preliminary Copy--Subject to Completion

                       INTERACTIVE ENTERTAINMENT LIMITED
                                P.O. Box 241603
                            Memphis, TN 38124-1603

                                PROXY STATEMENT

                For the Annual General Meeting of Shareholders
                                 May 21, 1999

   This proxy statement is being furnished in connection with the solicitation of proxies by the Board of Directors (the "Board") of INTERACTIVE ENTERTAINMENT LIMITED, a Bermuda exempted company ("the Company" or "IEL"), for use at the annual general meeting of the Company to be held at the Park Hyatt Century City, 2151 Avenue of the Stars, Los Angeles, CA 90067 on May 21, 1999 at 3:00 o'clock in the afternoon, pacific daylight time, and at any adjournments or postponements thereof (the "Annual General Meeting"). Unless the context otherwise requires, references to the Company include IEL and its subsidiaries. The proxy is revocable by (i) filing a written revocation with the Secretary of the Company prior to the voting of such proxy, (ii) giving a later dated proxy, or (iii) attending the Annual General Meeting and voting in person. Shares represented by all properly executed proxies received prior to the Annual General Meeting will be voted at the meeting in the manner specified by the holders thereof. Proxies that do not contain voting instructions will be voted (i) FOR the Reverse Stock Split described herein;
(ii) FOR the increase to share capital described herein; (iii) FOR the amendments to the Bye-Laws described herein; (iv) FOR the election of the nominees approved by the Board; (v) FOR the appointment of Ernst & Young LLP as the Company's independent public accountants; and (vi) if any other matters properly come before the Annual General Meeting, in accordance with the best judgment of persons designated as proxies.

   The Board has established April 11, 1999 as the date used to determine those record holders and beneficial owners of Common Stock to whom notice of the Annual General Meeting will be sent (the "Record Date"). On the Record Date, there were 46,475,000 shares of common stock, par value U.S. $.01 per share (the "Common Stock"), outstanding. The holders of the Common Stock are entitled to one vote for each share of Common Stock held. All matters presented at the Annual General Meeting require approval by a simple majority of votes cast at the meeting, other than Proposal 1 and Proposal 2 (regarding the Reverse Stock Split and capital increase) which are special resolutions requiring the vote of at least three-quarters of the votes cast at the meeting. The presence, in person or by proxy, at the Annual General Meeting of at least two shareholders entitled to vote is necessary to constitute a quorum at the Annual General Meeting. This Notice, Proxy Statement and enclosed form of proxy are first being mailed on or about April 19, 1999.

                              REVERSE STOCK SPLIT

                                 (PROPOSAL 1)

   On April , 1999, the Board approved as a special resolution, for approval by the Annual Meeting of Shareholders, a one for ten reverse stock split of the Company's Common Stock (the "Reverse Stock Split"). The intent of the Reverse Stock Split is to increase the marketability and liquidity of the Common Stock and to effect an increase in the market price of the Common Stock in connection with the goal of relisting the Common Stock on the Nasdaq SmallCap Market. THE BOARD RECOMMENDS THE APPROVAL OF THE REVERSE STOCK SPLIT.

   The Common Stock is listed for trading on the NASD OTC Bulletin Board system under the symbol IELSF. On the Record Date, the reported closing price
of the Common Stock was $0.   per share. The primary purpose of the Reverse
Stock Split is to seek to maintain trading of the Common Stock at a minimum market price of $1.00 per share. The Board believes that a decrease in the number of shares of Common Stock outstanding, without any material alteration of the proportionate economic interest in the Company represented by individual shareholdings, may increase the trading price of such shares to a price which meets this price. However, even if the Reverse Stock Split is consummated, no assurance can be given that the market price of the Common Stock will rise in proportion to the number of outstanding shares resulting from any Reverse Stock Split or that the market price would not subsequently decline to less than $1.00 per share.

   The Board believes that the current low per share price of the Common Stock may limit the effective marketability of the Common Stock because of the reluctance of many brokerage, financial and institutional investors to recommend lower-priced stocks to their clients or to hold them in their own portfolios. Certain policies and practices of the securities industry may tend to discourage individual brokers within those firms from dealing in lower-priced stocks. Some of those policies and practices involve time-consuming procedures that make the handling of lower-priced stocks economically unattractive. The brokerage commission on a sale of lower-priced stock may also represent a higher percentage of the sale price than the brokerage commission on a higher-priced issue. Any reduction in brokerage commissions resulting from the Reverse Stock Split may be offset, however, in whole or in part, by increased brokerage commissions required to be paid by stockholders selling "odd lots" created by the Reverse Stock Split.

   The Board also believes that an increased price per share of the Common Stock may increase the following of the stock among members of the investment community, including those persons who may have an interest in making new investments in the Company's common stock. This may improve the Company's ability to raise capital, particularly from private investors.

   The Company's Common Stock had been listed on the Nasdaq SmallCap Market. On March 24, 1999 the Company was notified by The Nasdaq Stock Market that its securities would be delisted from the Nasdaq SmallCap Market because the Common Stock no longer met the minimum $1.00 per share bid price that is required for a securities to be listed in the Nasdaq SmallCap Market. The Company has appealed that decision. The appeal is pending. The Board believes that the Reverse Stock Split may help the Company to maintain the $1.00 required for the Company to maintain a listing on the SmallCap Market, should its appeal be successful. No assurance can be given that its appeal will be successful, or that, if it is, the Company will meet this or other requirements for continuing its listing on the Nasdaq SmallCap Market.

   Under Bermuda Law, the effect of the Reverse Stock Split would be to turn the Company's share capital with respect to its Common Stock, currently consisting of 50,000,000 shares of common stock, par value U.S.$.01 into 5,000,000 shares of common stock, par value U.S.$.10. Consummation of the Reverse Stock Split would therefore reduce the number of shares of Common Stock authorized for issuance from its current 50,000,000 shares to 5,000,000 shares. A proposed Bye-Law amendment described below, however, would serve to increase the number of Common Shares available for issuance by the Company.

   If the Reverse Stock Split is approved by the stockholders at the Annual General Meeting, the Reverse Stock Split would become effective on the date (the "Effective Date") selected by the Board on or prior to the Company's next Annual General Meeting of Stockholders.

Treatment of Outstanding Shares after a Reserve Stock Split; Reverse Stock Split Procedures

   At the Effective Date, each share of the Common Stock issued and outstanding immediately prior thereto (the "Old Common Stock"), will be reclassified as and changed into one-tenth of a share of the Company's Common Stock, par value $.10 per share (the "New Common Stock"). Fractional shares of New Common Stock will not be issued. Instead, all fractional shares will be canceled and the Company will pay all affected shareholders an amount of cash equal to the last sale price of the shares on the trading day immediately before the Effective Date, as reported on the NASD OTC Bulletin Board system (or other market on which the Common Stock is then trading). If the Common Stock does not trade on such day, the price shall be the average of the bid and ask price for the Common Stock at such time. Shortly after the Effective Date, the Company will send transmittal forms to the holders of the Old Common Stock to be used in forwarding their certificates formerly representing shares of Old Common Stock for surrender and exchange for certificates representing whole shares of New Common Stock and cash in lieu of any fractional shares.

   PLEASE DO NOT SUBMIT ANY CERTIFICATES UNTIL REQUESTED TO DO SO.

Tax Treatment

   Consummation of the Reverse Stock Split will not have any significant federal tax consequences to stockholders. The transaction should be treated as a reorganization under Section 368(a)(1) of the Internal Revenue Code of 1986, as amended, and the applicable Treasury Regulations, judicial authority and current administrative rulings and practices in effect on the date of this Proxy Statement. However, where the Company purchases fractional shares of shareholders, the transaction will have federal income tax consequences associated with the purchase and sale of stock by an issuer.

                           INCREASE OF SHARE CAPITAL

                                 (PROPOSAL 2)

   On April    , 1999, the Board approved a special resolution, for approval by the Annual Meeting of Shareholders, regarding an increase in the share capital of the Company from U.S.$550,030, consisting of (assuming the occurrence of the Reverse Stock Split) 5,000,000 Common Shares of par value $.10 each and 5,003,000 shares of preference shares, par value $.01 each, to U.S.$[1,550,030], consisting of [15,000,000] Common Shares of par value $.10 each and 5,003,000 shares of preference shares, par value $.01 each. The effect of the increase of share capital would be to permit the Company to issue an additional [10,000,000] shares of Common Stock par value U.S.$.10. THE BOARD RECOMMENDS THE APPROVAL OF THE INCREASE OF SHARE CAPITAL.

   The Board believes that it's in the Company's best interest for the Annual Meeting of Shareholders to approve this proposal to increase the share capital of the Company, permitting the Company to issue additional Common Stock. The Company is authorized to issue (assuming in each case the occurrence of the Reverse Stock Split, but not accounting for any fractional shares of Old Common Stock that may be converted into cash) 5,000,000 shares of Common Stock, all of which shares are already outstanding. The Company has received conversion notices from holders of its Class B Series A Preference Shares to convert 349,242 shares of Common Stock (on a Reverse Stock Split Adjusted basis) (the "Unconverted Preference Shares") which it has not yet been able to honor, due to the lack of available Common Stock. The Company also currently does not have available Common Stock to issue upon the conversion of Preference Shares or exercise of options that are already outstanding.

   The Board believes that increasing the number of shares of Common Stock would be desirable as it would make available shares to potential investors in the Company without the burden and expense of a special meeting of shareholders or having to wait for the next Annual Meeting of Shareholders. The increase would also allow issuance of the Unconverted Preference Shares. As the Company believes that it may need to issue stock in order to raise capital in the coming year, it believes it is appropriate to increase the share capital of the Company at this time. At this time, other than the issuance of the Unconverted Preference Shares, the Company does not have any current plans, agreements or understandings for stock issuances that would involve the issuance of Common Stock or Preferred Stock in excess of that authorized. If the increase of share capital is approved by the stockholders at the Annual General Meeting, the increase would become effective on the Effective Date.

   Although management has no current plans to adopt any anti-takeover measures, the availability of authorized but unissued shares of Common Stock could have certain anti-takeover effects, making it more difficult or discourage, to varying degrees and in various circumstances, a merger, tender offer, proxy contest or acquisition of control of a large block of the Company's Common Stock without prior approval of the Board.

                              BYE-LAW AMENDMENTS

                                 (PROPOSAL 3)

   On March 18, 1999, pursuant to Bye-Law 107 of the Company's Bye-Laws, the Board authorized amendments to the Company's Bye-Laws (the "Bye-Law Amendments") for confirmation by the Annual Meeting of Shareholders. If the Bye-Law Amendments are approved, they would: (i) change the size of the Board from its current fixed number of ten to a minimum of two and a maximum of ten;
(ii) permitting a majority of the then remaining members of the Board to fill vacancies and newly created directorships of the Board and (iii) changing the quorum requirements for shareholders meeetings. THE BOARD RECOMMENDS THE APPROVAL OF THE BYE-LAW AMENDMENTS.

Change of Size of the Board

   The Company's Bye-Laws currently provide for a fixed ten member Board of Directors. The proposed amendment would change the size of the Board to a maximum of ten members and a minimum of two members. The Board intends to have five members at this time with five vacancies.

   The Company believes that a smaller Board would oversee the operations of the Company in a more efficient and less expensive manner. Due to the current limited nature of the Company's operations, the Board believes that a smaller board size, with the right to increase the board should conditions warrant, is appropriate at this time.

   In addition, under the terms of the Bye-Laws, Harrah's Interactive Investment Company, a Nevada Corporation ("HIIC," and, together with its affiliates the "HIIC Entities"), has a right to appoint directors based upon its holdings of voting securities in the Company. In fiscal year 1998, because of dilution of the holdings of the HIIC Entities, the number of directors of the Board that HIIC had the right to appoint went from three to one. A five member board approximates the ratio of directors appointed by the HIIC Entities and those appointed by the Annual Meeting of Shareholders

Appointment of Directors to Fill Vacancies

   Under the current Bye-Laws, vacancies of directors elected by a vote of a Meeting of Shareholders must be replaced by a vote of a Meeting of Shareholders. The Board has determined that the calling of a special meeting to replace a director is inefficient. In the past year, although seven members of the Board resigned, no special election was held to replace them. The Board believes that it is more efficient and provides greater Company operational continuity to permit to Board to appoint a substitute director to serve out the term of a director who vacates his or her Board seat before the end of the term.

Change of Quorum Requirements

   Under the current Bye-Laws, a quorum of shareholders is fulfilled at any time two holders of shares are present. The Company has been informed by Nasdaq that one of the requirements for a listing with the Nasdaq SmallCap Market is that a quorum of shareholders consist of holders of at least one-third of the outstanding voting shares. In the past, the SmallCap Market waived this requirement. As discussed above under Proposal 1, the Company has been delisted from the SmallCap Market, pending an appeal. The Board believes that it is appropriate at this time to amend the Bye-Laws to provide a one-third quorum requirement, regardless of the results of the appeal with the Nasdaq SmallCap Market, and the proposed amendment states that a quorum of shareholders for a meeting shall be at least two shareholders, where such shareholders hold, in the aggregate, at least one-third of the outstanding voting stock.

                             ELECTION OF DIRECTORS

                                 (PROPOSAL 4)

   In accordance with the Company's Bye-Laws, five directors are to be elected at this Annual General Meeting, four by the shareholders other than HIIC and one by HIIC. The Board recommends the election to the Board of the nominees whose names appear below. Directors of the Company are elected at each annual general meeting and hold office until the next annual general meeting or until their successors are nominated and elected. All of the nominees are presently directors of the Company with the exception of Deborah Fortescue-Merrin, Anastasia Kostoff-Mann and Stephen Rosenberg. In the absence of instructions to the contrary, the enclosed proxy will be voted FOR the nominees listed below.

   Pursuant to the Bye-Laws of the Company, and assuming adoption of Proposal 3 above, the Board is comprised of five members. One director is to be appointed by Harrah's Interactive Investment Company, a Nevada Corporation ("HIIC", and together with its affiliates, the "HIIC Entities"), pursuant to Bye-Law 54B which provides that during such time as the HIIC Entities own 10% or more of the outstanding voting securities, or their equivalents, of the Company, on a fully-diluted basis, the HIIC Entities will have the ability to appoint a percentage of directors (rounded to the nearest 10%) which has the same proportion to the size of the entire Board as the number of such voting securities held by the HIIC Entities bears to the total number of such securities, on a fully-diluted basis. The HIIC Entities will also be entitled to such proportionate representation on the Executive, Compensation and Audit Committees of the Board. On the Record Date, the HIIC Entities owned approximately 6,886,915 of the outstanding voting securities, or their equivalents, of the Company. The director appointed by the HIIC Entities is in addition to the four members of the Board to be elected at the Annual General Meeting. The director appointed by the HIIC Entities currently serving on the Board is listed below.

   JOHN M. BOUSHY, age 44, has been a director of the Company since June 17, 1997. He also served as a director of the company's operating subsidiary from December 1994 until June 17, 1997. Mr. Boushy served as President of the Company's operating subsidiary from December, 1994 until November 1996. Mr. Boushy is Senior Vice President for Information Technology and Marketing Services, for Harrah's Entertainment, Inc., where he has been employed since 1979.

   With respect to the nominees for the four members of the Board to be elected by the shareholders of the Company at the Annual General Meeting, the following sets forth the name of each nominee and, for each, the period during which the nominee has served as a director, information relating to the nominee's age, principal occupation and business experience during the past five years, any other directorships held by the nominee in publicly held companies and certain other information. Information with respect to the ages of directors is as of April 2, 1999, and information as to their ownership of shares of Common Stock as of that date is provided under the caption "Security Ownership By Directors, Officers and Five Persons (or More) Shareholders."

   ANTHONY P. CLEMENTS, age 52, has been a director of the Company since March of 1992. Mr. Clements is an investment banker with Yorkton Securities, based in London, England. From 1994 to March, 1998 he was an investment banker with
T. Hoare & Co. Mr. Clements also served as a director of the Company's operating subsidiary from August 10, 1995 until its amalgamation with the Company on June 17, 1997. Prior to 1994, Mr. Clements was an investment banker for Rickets & Co., also based in London. Mr. Clements has also managed the North American portfolio of Postel Investment Management (pension fund managers for both the Post Office and British Telecom) from 1973 until 1987, and has worked in areas of corporate finance since 1987.

   DEBORAH FORTESCUE-MERRIN, age 43, is a nominee for director and was previously a director of the Company from October, 1995 to October, 1997. Mrs. Merrin is Vice-President of J. Perot Financial Corp., a private investment management firm located in Vancouver, British Colombia, Canada. Previous to joining J. Perot Financial, Mrs. Merrin was a securities broker for twelve years, and worked in the area of corporate finance from 1989-1992, specializing in special situations concerning medical issues. Mrs. Merrin is the President and a Director of North American Medical Services Inc. and she is also a director of Creative Entertainment Technologies, Inc., both publicly traded companies.

   ANASTASIA KOSTOFF-MANN, age 51, is a nominee for director and has over 28 years experience in the hotel, sales and marketing, and travel industry. She is the Founder and Chairman of the Corniche Group of Companies, overseeing all aspects of travel and meeting management for corporate accounts. She is a lifetime director and former President and Chairman of the International Travel & Tourism Research Association (TTRA). She currently serves a commissioner on the California Travel and Tourism Commission where she also sits on the Executive Committee.

   STEPHEN ROSENBERG, age 45, is a nominee for director. Since January of 1989, he has been President of his own investment advisory firm located in Warner Robins, Georgia. From December 1985 through December 1988, Mr. Rosenberg was a broker with Dean Witter Reynolds. He has taught graduate finance courses for Mercer University in Macon, Georgia, and is the author of a number of financial books. Mr. Rosenberg is also a Director of North American Medical Services Inc., a publicly traded company.

   The Company is not aware of any arrangements or understandings between any of the individuals named above and any other person pursuant to which any of the individuals named above were selected as a director and/or executive officer. The Company is not aware of any family relationship among the officers and directors of the Company or its subsidiaries. The only arrangement with respect to members of the Board of which the Company is aware is the right of the HIIC Entities to appoint directors to the Board pursuant to Bye-Law 54B of the Company's Bye-Laws.

             OTHER INFORMATION ABOUT THE BOARD AND ITS COMMITTEES

Meetings; Compensation

   There were seven meetings of the Board held during the fiscal year ended December 31, 1997. Other than Brian Deeson, none of the directors attended less than 75% of the aggregate number of meetings of the Board or the committees on which they served. Pursuant to the Company's current Bye-Laws, the Board consisted of ten directors. Gordon Stevenson resigned from the Board and its committees on January 25, 1999. Laurence Geller, Phillip Gordon and Amnon Shiboleth resigned from the Board on February 23, 1999. Quinten Dreesmann, Charles Atwood and July Wormser resigned from the Board on March 18, 1999. As pursuant to the Company's existing Bye-Laws, election of replacement directors would have required a shareholders meeting, it was determined to leave these open seats on the Board vacant. As discussed above, the HIIC Entities currently have the right to appoint one of the directors. See "Election of Directors."

   At the December 6, 1996 meeting of the Board, the Board adopted an option plan covering 500,000 shares of Common Stock for members of the Board (the "Director Option Plan"). Pursuant to the Director Option Plan, all directors holding office at December 10th of each year automatically were granted options for the purchase of 10,000 shares of Common Stock at the trading price on such day. On October 17, 1997, the Board approved an amendment to the Director Option Plan changing the grant date to the date of the first meeting of the Board following the Company's Annual General Meeting of Shareholders. Options granted pursuant to the Director Option Plan have a ten-year term. On May 14, 1998, each of the then directors of the Company were awarded options for the purchase of 10,000 shares, at an exercise price of $2.50 and an expiration date of May 14, 2008. All of the directors of the Company are reimbursed for out-of-pocket expenses. The directors of the Company receive no other compensation.

Executive Committee

   The Executive Committee of the Board currently consists of Mr. Boushy. The principal functions of the Executive Committee are to exercise the power of the Board in the management of the business and affairs of the Company with certain exceptions. The executive committee held two meetings during the fiscal year ended December 31, 1998.

Audit Committee

   The Audit Committee of the Board currently is vacant. The principal functions of the Audit Committee are to make recommendations to the Board regarding its independent auditors to be nominated for election by the shareholders and to review the independence of such auditors, to approve the scope of the annual audit activities of the independent auditors, to approve the audit fee payable to the independent auditors and to review such audit results. The audit committee held two meetings during the fiscal year ended December 31, 1998.

Compensation Committee

   The Compensation Committee is currently vacant. The Compensation Committee held one meeting during the fiscal year ended December 31, 1998. For information on the duties and actions of the Compensation Committee, see "Report on Compensation."

   The Board intends to appoint new members to the Executive Committee, Audit Committee and Compensation Committee at the Board meeting following the Annual Meeting of Shareholders.

                 SECURITY OWNERSHIP BY DIRECTORS, OFFICERS AND
                      FIVE PERCENT (OR MORE) SHAREHOLDERS

   As of April 6, 1999, based on information supplied to the Company, IEL's directors and executive officers as a group may be deemed to own beneficially (including shares purchasable upon exercise of stock options and warrants, exercisable within 60 days) 1.1% of the outstanding shares of Common Stock. To the knowledge of the directors and officers of the Company, the following directors and officers of the Company and owners of five percent (or more) of the outstanding Common Stock beneficially own the shares of Common Stock set forth below.

                                        Amount and Nature
                                                of
      Name                             Beneficial Ownership Percent of Class (1)
      ----                             -------------------- -------------------
      Anthony P. Clements (2)........         130,000                 *
      John M. Boushy (3).............          20,000                 *
      Deborah Fortescue-Merrin
       (director nominee) (4)........         160,000                 *
      Anastasia Kostoff-Mann
       (director nominee) (5)........          50,000                 *
      Stephen Rosenberg (director
       nominee) (6)..................          16,500                 *
      Michael Irwin (7)..............         107,393                 *
      David Lamm (8).................          80,000                 *
      Directors and Officers as a
       Group
       (7 individuals)...............         563,893               1.1%
      Harrah's Interactive Investment
       Company (9)...................       6,886,915              14.0%

--------
*Less than 1%
(1) Percent of class is determined by dividing the number of shares beneficially owned by the outstanding number of shares of the Company decreased by the 3,525,000 shares held in escrow which are subject to an irrevocable proxy and an agreement not to vote the shares, and increased by options and warrants for 2,562,761 shares which are currently exercisable.
(2) Does not include 1,000,000 of the shares of Common Stock owned of record by Mr. Clements which are subject to an irrevocable proxy in favor of First Tennessee Bank and an agreement by First Tennessee Bank not to vote such shares under any circumstances. Does not include 333,333 shares of Common Stock which are held in trust, for which Mr. Clements is neither trustee nor beneficiary, and as to which Mr. Clements disclaims beneficial ownership. Includes options for 100,000 shares of Common Stock under the 1996 Stock Program and options for 30,000 shares under the Directors Option Plan.

(3) Does not include 6,886,915 shares of Common Stock held by HIIC, which is a wholly owned subsidiary of Harrah's Entertainment Inc., a Nevada corporation ("HEI"). Mr. Boushy is Vice President of HIIC and is Senior Vice President of HEI. Mr. Boushy serves on the Board as a designee by the HIIC entities pursuant to the Company's Bye-Laws. Includes options for 20,000 shares of Common Stock under the Directors Option Plan.
(4) Does not include 376,471 shares of Common Stock and three shares of Class B Series A Convertible Preference Shares held by a company which Ms. Fortescue-Merrin's spouse controls. Includes options for 150,000 shares of Common Stock under the 1996 Stock Program and options for 10,000 shares of Common Stock under the Directors Option Plan.
(5) Includes options to purchase 50,000 shares of Common Stock under the 1996 Stock Program.
(6) Does not include 38,200 shares held by Mr. Rosenberg's spouse.
(7) Includes 61,716 shares of Common Stock, options to purchase 33,334 shares of Common Stock under the Management Incentive Plan, and warrants to purchase 12,343 shares of Common Stock through October 22, 1999.
(8) Includes options to purchase 80,000 shares of Common Stock under the Management Incentive Plan.
(9) Harrah's Interactive Investment Company's address is 1023 Cherry Road, Memphis, Tennessee 38117.

                            EXECUTIVE COMPENSATION

   The following table sets forth all compensation for services in all capacities to the Company for the three most recently completed fiscal years in respect of each of the individuals who served as the Chief Executive Officer during the last completed fiscal year and those individuals who were, as of December 31, 1997, the executive officers of the Company whose individual total compensation for the most recently completed financial year exceeded $100,000 (collectively, the "Named Executive Officers") including any individual who would have qualified as a Named Executive Officer but for the fact that individual was not serving as such an Officer at the end of the most recently completed financial year:

                          SUMMARY COMPENSATION TABLE

                                                                     Long Term
                                      Annual Compensation       Compensation Awards
                                  ---------------------------  -----------------------
                                                               Restricted   Securities
                          Fiscal                 Other Annual    Stock      Underlying
Name and Principal         Year   Salary  Bonus  Compensation    Awards      Options
Position                  Ended      $      $         $           (#)          (#)
------------------       -------- ------- ------ ------------  ----------   ----------
Laurence S. Geller...... 12/31/98     --     --        --           --         10,000
 Chairman (1)            12/31/97     --     --     25,000(2)       --      1,010,000
                          2/28/97     --     --     60,000      200,000(3)    200,000

Gordon Stevenson........ 12/31/98 166,950 25,000    76,380(4)       --        658,000(8)
 President and CEO (1)   12/31/97 135,813 12,500       390          --        358,000
                          2/28/97 150,000 20,000   125,186          --            --

David Lamm.............. 12/31/98 124,405 30,000    56,823(5)       --        480,000(8)
 CFO, Treasurer and      12/31/97  57,692    --     15,284          --        250,000
 Secretary                2/28/97     --     --        --           --            --

Michael Irwin........... 12/31/98  96,596    --     54,376(6)       --        200,000(8)
 Assistant Secretary and 12/31/97  49,193    --     70,103          --        100,000
 Controller               2/28/97     --     --    147,941          --            --

Kathleen Seymour........ 12/31/98  91,836    --     26,456(7)       --        152,000(8)
 Director of Business    12/31/97  24,715    --     77,700          --        102,000
 Development              2/28/97     --     --    133,200          --            --

--------
(1) Mr. Stevenson was President and CEO from June 17, 1997 until January 25, 1999. Mr. Geller served as CEO of the Company from September 30, 1996 to June 17, 1997.
(2) Includes monthly cash retainer of $5,000 paid by the Company to Geller & Co., of which Mr. Geller is principal. The company agreed to compensate Geller & Co. at the rate of $100,000 per year as for Mr. Geller's services as Chairman of the Board of Directors. The Company and Geller & Co. agreed that such payments could be deferred until such time as the Company was generating adequate cash flows to pay the cash amounts. The fee to Geller & Co., has been accrued but remains unpaid and is not included.
(3) Pursuant to the Company's retainer agreement with Geller & Co., of which Mr. Geller is principal, Mr. Geller received a restricted stock award for 100,000 shares of Common Stock to vest in three equal tranches each six months. Also, pursuant to its retainer agreement, Geller & Co. received a grant award of 100,000 shares of Common Stock which was to vest upon the completion of a major financing. The Board determined that the Company's 1967 merger constituted a major financing and that, as of June 17, 1997, all 200,000 shares of Common Stock would vest.
(4) Included is moving expenses of $100, and $124,891 for fiscal years ending December 31, 1997 and February 28, 1997, respectively. Includes financial counseling of $295, $290 and $295 for years ending December 31, 1998, December 31, 1997 and February 28, 1997, respectively. 1998 includes severance pay in the amount of $75,000 and $1,085 for an annual medical exam.
(5) Mr. Lamm was retained by the Company July 14, 1997. Other compensation includes moving expenses of $15,284, for the year ending December 31, 1997 and moving expense tax reimbursement of $1,823 and severance pay of $55,000 for the year ending December 31, 1998.
(6) Mr. Irwin was retained as a consultant from August 1995 through June 1997 and became an employee of the Company on July 1, 1997. Severance pay of $45,000 is included for the year ending December 31, 1998. Mr. Irwin was retained from November 14, 1998 as a consultant and received $9,376 for the year ending December 31, 1998.
(7) Ms. Seymour was retained as a consultant from September 1995 through September 1997. She became an employee of the Company on October 1, 1997. Severance pay of $26,456 is included for the year ending December 31, 1998.
(8) 1998 option grants under the Management Incentive Plan include options granted to replace options originally granted during 1997.

                     OPTION GRANTS IN THE LAST FISCAL YEAR

                                                                              Potential Realizable
                                                                                Value At Assumed
                            Number of     Percent of                          Annual Rates of Stock
                           Securities    Total Options                         Price Appreciation
                           Underlying     Granted to   Exercise or               for Option Term
                         Options Granted Employees in  Base Price  Expiration ---------------------
Name                           (#)        Fiscal Year    ($/sh)       Date        5%        10%
----                     --------------- ------------- ----------- ----------     --     ----------
Laurence S. Geller......     10,000(1)         *        $2.50000    5-14-08          --         --
Gordon Stevenson........     50,000(2)        2.1%      $2.50000    1-13-08          --         --
Gordon Stevenson........    100,000(2)        4.2%      $2.84375    4-30-08          --         --
Gordon Stevenson........    508,000(3)       21.4%      $0.96875    9-02-08          --         --
David Lamm..............     40,000(2)        1.7%      $2.50000    1-13-08          --         --
David Lamm..............     75,000(2)        3.2%      $2.84375    4-30-08          --         --
David Lamm..............    365,000(3)       15.4%      $0.96875    9-02-08          --         --
Michael Irwin...........     50,000(2)        2.1%      $2.84375    4-30-08          --         --
Michael Irwin...........    150,000(3)        6.3%      $0.96875    9-02-08          --         --
Kathleen Seymour........     25,000(2)        1.1%      $2.84375    4-30-08          --         --
Kathleen Seymour........    127,000(3)        5.3%      $0.96875    9-02-08          --         --

--------
   *Less than 1%
(1) Option granted to each director of the Company pursuant to the Director Option Plan on May 14, 1998.
(2) Options granted under the Management Incentive Plan and subsequently replaced by options granted 9-2-98.
(3) Options granted to employees under the Management Incentive Plan replacing all prior options granted.

                         FISCAL YEAR-END OPTION VALUES

   No options were exercised by the Named Executive Officers during the fiscal year ended December 31, 1998. No options listed in this table were in-the-money at the end of the fiscal year ended December 31, 1998.

                                                         Number of Securities
                                                        Underlying Unexercised
                                                         Options at FY-End (#)
                                                       -------------------------
      Name                                             Exercisable Unexercisable
      ----                                             ----------- -------------
      Laurence S. Geller (1)..........................       --      1,000,000
      Laurence S. Geller (2)..........................   200,000           --
      Laurence S. Geller (3)..........................    30,000           --
      Gordon Stevenson (4)............................   109,667           --
      David Lamm (4)..................................    80,000           --
      Michael Irwin (4)...............................    33,334           --
      Kathleen Seymour (4)............................     8,333           --

--------
(1) Options issued to Geller & Co. pursuant to the Management Incentive Plan.
(2) Options issued to Geller & Co. pursuant to the 1996 Stock Program.
(3) Options issued pursuant to Director Option Plan.
(4) Options issued pursuant to the Management Incentive Plan.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

   During the fiscal year ended December 31, 1998, Charles Atwood, Phillip Gordon and Amnon Shiboleth participated in deliberations of the Board concerning executive officer compensation. Each removed themselves from any deliberations or votes affecting their direct or indirect compensation. For a discussion of transactions between the aforementioned executive officers and the Company, see "Certain Relationships and Related Transactions."

                            REPORT ON COMPENSATION

Compensation of Gordon Stevenson

   Mr. Stevenson served as President, Chief Executive Officer and a Director of the Company in fiscal year 1998 at an annual salary of $175,000. Mr. Stevenson received a cash bonus of $25,000 and severance pay of $75,000 during fiscal year 1998. In addition to cash compensation, Mr. Stevenson was granted options, pursuant to the Management Incentive Plan, for the purchase of 508,000 shares of Common Stock at $.96875 per share. These options replaced options to purchase 50,000 shares at $2.50 and 100,000 shares at $2.84375 (each of which were also granted in 1998) and options to purchase 358,000 shares at $3.00 per share granted in 1997. Mr. Stevenson resigned as CEO on January 25, 1999.

The Members of The Board of Directors During The Fiscal Year Ended December 31, 1998

   Charles L. Atwood
   John M. Boushy
   Malcolm P. Burke
   Anthony P. Clements
   Brian Deeson
   Quinten Dreesmann
   Deborah Fortescue-Merrin
   Laurence S. Geller
   Phillip Gordon
   Amnon Shiboleth
   Gordon Stevenson
   Judy Wormser

                               PERFORMANCE GRAPH

Comparison of Five-Year Cumulative Total Shareholder Return on Common Shares of
  the Corporation, and the CRSP Total Return Index for Nasdaq U.S. and Foreign
      Stocks based on a $100 Investment assuming reinvestment of Dividends


                Raw Data        Base 100 for Graph
                --------        ------------------
             IEL      Nasdaq      IEL       Nasdaq
           -------    ------    -------     ------
12/31/93     4.725    253.873       100        100
12/30/94     5.625     246.25       119         97
12/29/95      2.75    345.863        58        136
12/31/96      3.75    423.427        79        167
12/31/97     2.875    517.841        61        204
12/31/98   0.03125    715.138         1        282

Total Return Index for Nasdaq US & Foreign

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

   Redemption Agreement. As of April 30, 1997, pursuant to Redemption Agreements (the "Redemption Agreements"), the Company issued to Dr. Rex E. Fortescue, formerly a director of the Company, and Anthony P. Clements, a director of the Company, 175,000 and 333,000 shares of Common Stock, respectively, as consideration for Messrs. Fortescue's and Clement's agreement to tender for cancellation by the Company 1,525,000 shares of Common Stock (of which 525,000 are owned by Dr. Fortescue and 1,000,000 are owned by Mr. Clements) which are held in an escrow pursuant to a performance earn-out provision, only if such shares are released from the escrow for any reason whatsoever. Dr. Fortescue is the father of Deborah Fortescue-Merrin, a nominee to the Board of Directors.

   Amalgamations. Pursuant to a Plan and Agreement of Merger and Amalgamation, dated as of May 13, 1997 (the "Amalgamation Agreement"), the Company's then wholly-owned subsidiary SGI Holding Corporation Limited, a Bermuda exempted company ("SGIHC"), amalgamated with and into its 80% owned subsidiary, then known as Interactive Entertainment Limited, a Bermuda exempted company ("Operating Sub"). The Amalgamation Agreement is between the Company, Operating Sub, SGIHC and HIIC, the former owner of 20% of the outstanding stock of Operating Sub. Pursuant to the Amalgamation Agreement, Operating Sub amalgamated with and into SGIHC and thereafter SGIHC amalgamated with and into the Company (the "Amalgamations"). As a result of the Amalgamation of Operating Sub and SGIHC, the outstanding shares of Operating Sub common stock held by HIIC were converted into 5,879,040 shares of Common Stock. Pursuant to the Amalgamation Agreement, HIIC and its affiliates were provided, through certain amendments to the
Bye-Laws of the Company, which were approved at the Special General Meeting of Shareholders of the Company held June 16, 1997, with the right to appoint persons (the "HIIC Appointees") to the Board and to specified committees in a number generally proportionate to their share holdings. Additionally, the HIIC Entities, as shareholders, and the HIIC Appointees were provided, pursuant to the Amalgamation Agreement, with the right to approve specified significant corporate actions by the Company for as long as the ownership of Common Stock by the HIIC Entities is in excess of 20% (10% in some cases) of the outstanding voting shares computed on a fully-diluted basis. The total number of shares owned by HIIC is 6,886,915.

   HIIC Continuing Services. Subsequent to and in connection with the Amalgamations, the Company entered into a Continuing Services Agreement with HIIC (the "Continuing Services Agreement"). Pursuant to the Continuing Services Agreement, the Company receives administrative support services from the HIIC Entities. Under the terms of the Continuing Services Agreement, the Company paid to an affiliate of HIIC $101,000 for its fiscal year ended December 31, 1997, and $123,700 for the fiscal year ended December 31, 1998.

   Lease Arrangement with HIIC Affiliate. On June 5, 1997 the Company entered into an Agreement to lease office space from an affiliate of HIIC (the "Office Lease"), and to purchase certain leasehold improvements from such HIIC affiliate. The Company paid $109,800 to the lessor under such Office Lease for its fiscal year ended December 31, 1998.

   HIIC License Agreement. On June 17, 1997, in connection with the Amalgamations, the Company also entered into a Software License Agreement with HIIC (the "License Agreement"). The License Agreement is a fully-paid, perpetual world-wide license to the HIIC Entities to use the Company's gaming technology in non-competitive uses in traditional casino venues which the HIIC Entities own, operate or manage. The License Agreement includes source codes for the Company's gaming software, and neither party to the License Agreement has any obligation to share or provide any improvements or modifications with the other party.

   HIIC Registration and Preemptive Rights. Also on June 17, 1997 and in connection with the Amalgamations, the Company entered into a Registration and Preemptive Rights Agreement with HIIC (the "Registration Rights Agreement"). Under the Registration Rights Agreement, the HIIC Entities have two demand registration rights to cause the Company to register the Common Stock owned by the HIIC Entities. Each such offering is required to be underwritten on a firm commitment basis by an underwriter chosen by the Company. Pursuant to the Registration Rights Agreement, until the earlier of when the HIIC Entities own less than 5% of the outstanding voting shares of the Company on a fully-diluted basis, the HIIC Entities have customary piggy-back rights to include their shares of Common Stock in registered offerings by the Company. Pursuant to the Registration Rights Agreement, the HIIC Entities have the right to purchase securities offered by the Company for as long as the HIIC Entities own 20% or more of the outstanding Common Stock on a fully-diluted basis at the same price and terms such securities are otherwise being offered. The HIIC Entities also have the right for as long as the HIIC Entities own 20% or more of the outstanding voting shares on a fully-diluted basis to participate on a proportionate basis in any non-pro rata stock repurchases or redemptions conducted by the Company. Additionally, at any time that the HIIC Entities own less than 10% of the outstanding voting shares, on a fully-diluted basis, the Company has the right to cause the HIIC Entities to sell their voting shares pursuant to a registered sale, and the HIIC Entities have the right to cause the Company to file a registration statement to sell their voting shares in the event of any change in or conduct of the business or proposed business of the Company or any of its subsidiaries or any other action or inaction of the Company or any of its subsidiaries which would jeopardize the HIIC Entities' gaming and related licenses or the if Company does not redeem a "Disqualified Holder" (as defined in and pursuant to the Company's Bye-Laws) of its securities, in each case at the Company's expense without being subject to the limitations on demand rights set forth above.

   HIIC Shareholder Rights Agreement. Also on June 17, 1997, in connection with the Amalgamations, the Company entered into a Shareholder Rights Agreement (the "Shareholder Rights Agreement") with HIIC. Pursuant to the Shareholder Rights Agreement, the Company has agreed that for so long as the HIIC Entities own 20% or more of the outstanding voting shares on a fully-diluted basis, any of the following actions by the Company require the approval of the majority of the Board and HIIC Appointees: (i) the sale of all or any material portion of the assets of the Company together with its subsidiaries; (ii) the incurrence, renewal, prepayment or amendment of the terms of indebtedness of the Company together with its subsidiaries in excess of $5 million in any one fiscal year; (iii) the Company or any of its subsidiaries entering into any material joint venture or partnership arrangement outside of its previously approved scope of business; (iv) any material acquisition of assets by the Company or any of its subsidiaries, including by lease or otherwise (other than by merger, consolidation or amalgamation) other than pursuant to a previously approved budget or plan, or the acquisition by the Company or any of its subsidiaries of the stock of another entity, in each case involving an acquisition valued at $5 million or more; (v) any material change in the nature of the business conducted by the Company or any of its subsidiaries; (vi) any material amendments to the MIP for 12 months following the Amalgamations; (vii) any material changes in accounting policies; (viii) the adoption of any stock option plans for greater than 5% of the then outstanding Common Stock of the Company on a fully-diluted basis, other than the MIP, in any one fiscal year; and (ix) the creation or adoption of any shareholder rights plan. For so long as the HIIC Entities own 10% or more of the outstanding voting shares on a fully-diluted basis, as to
(x) any change in or conduct of the Company's business or proposed business, or (y) any action or inaction of or by the Company or any of its subsidiaries' which the HIIC Entities determine in their reasonable business judgment would result in, in the case of either (x) or (y), any actual or threatened disciplinary action or any actual or threatened regulatory sanctions with respect to or affecting the loss of, or the inability to obtain or failure to secure the reinstatement of, any registration, certification, license or other regulatory approval held by the HIIC Entities in any jurisdiction in which the HIIC Entities are actively conducting business or as to which any of them has received final approval or authorization to proceed, even on a preliminary basis, from its respective board of directors (or any appropriate committee established by such board of directors) of plans to conduct business (each such change, conduct, action or inaction a "Disqualifying Action"); provided, the reasonable business judgment to be exercised by the HIIC Entities in determining whether a Disqualifying Action has occurred or would result need not involve any consideration of the effect of the Disqualifying Action on the Company alone or together with its subsidiaries because the purpose of the protections afforded by the determination of a Disqualifying Action is for the benefit of the separate businesses and investments of the HIIC Entities.

                            APPOINTMENT OF AUDITOR

                                 (PROPOSAL 5)

   Unless otherwise instructed, the proxies given pursuant to this solicitation will be voted FOR the appointment of Ernst & Young LLP as the auditor of the Company to hold office for the ensuing year at a remuneration to be negotiated by management and approved by the Board. The appointment of Ernst & Young LLP is considered necessary by the Company on account of the increasing importance of U.S. GAAP to the accounting practices and disclosures of the Company, which has resulted from the Company's 1997 change of its status from that of a foreign private issuer under Rule 3b-4, promulgated under the Exchange Act.

   Representatives from Ernst & Young LLP are expected to be present at the Annual General Meeting to respond to questions. If representatives from Ernst & Young LLP so desire, they will be provided with the opportunity to make a statement at the Annual General Meeting.

                 EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES

   DAVID LAMM, age 39, serves as Chief Financial Officer, Treasurer and Secretary of the Company. Prior to joining the Company, Mr. Lamm was Vice President of Finance at McKesson Corporation's Information Technologies and Capital Investments Divisions from March, 1995 to July 1997. Prior to McKesson, from October, 1993 to February, 1995, Mr. Lamm served as Chief Financial Officer and Treasurer at 3Net Systems, a publicly traded software development company specializing in client/server applications for the health care industry. Previously, Mr. Lamm served as Vice President of Finance for the Travel Services Division of AMR Information Services, Inc., a wholly-owned subsidiary of AMR Corporation.

   MICHAEL IRWIN, age 54, has served as Assistant Secretary and Controller of the Company since June 17, 1997. From August, 1995 to June 17, 1997, Mr. Irwin served as Director of Finance and Administration for the Company's principal operating subsidiary. Prior to August, 1995, Mr. Irwin served in various accounting, finance and human resource management capacities with Holiday Inns, Inc, from 1975 through 1991. From 1992 to 1996, Mr. Irwin was an independent consultant.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

   Other than as indicated below, no director, officer or beneficial owner of more than 10% of any class of equity securities has failed to file reports required by Section 16(b) of the Exchange Act for the Company's fiscal year ended December 31, 1998. Mr. Gordon Stevenson and David Lamm were granted options to purchase Common Stock in January, 1998. Form 4 reports with respect to those transactions, which were due in February 1998, were filed in May. Quinten Dreesmann was elected a director of the Company on May 14, 1998. The Form 3 for his initial holdings, due on May 24, 1998 was filed May 27, 1998.

                            SOLICITATION OF PROXIES

   The cost of soliciting proxies will be borne by the Company. Custodians and fiduciaries will be supplied with proxy materials to forward to beneficial owners of stock and normal handling charges will be paid for such forwarding services.

                      SHARES SUBJECT TO IRREVOCABLE PROXY
                       AND AGREEMENT NOT TO VOTE SHARES

   3,525,000 shares of Common Stock are subject to an irrevocable proxy and an agreement not to vote, and will not be voted at the Annual General Meeting or at any subsequent general meeting of the shareholders of the Company. When the Company acquired the rights to its in-flight gaming software from SGII on November 7, 1991, a portion of the consideration was 3,000,000 shares of Common Stock which, according to then applicable requirements, were placed in escrow, to be released on the basis of one share for each U.S.$1.78 of net cash flow generated from the assets over a ten-year period (the "Performance Shares"). An additional 525,000 shares which were issued to Dr. Rex E. Fortescue, formerly a director of Sky Games, are held in the escrow on the same terms and are also included as Performance Shares. As part of certain agreements to allow the eventual redemption and cancellation of the 3,525,000 Performance Shares only when and if such Performance Shares should be released from the escrow, the holders of the Performance Shares issued an irrevocable proxy to First Tennessee Bank, and First Tennessee Bank entered into an agreement not to vote the Performance Shares at any general meeting of shareholders of IEL or otherwise. The irrevocable proxy and the agreement not to vote the Performance Shares will terminate upon the cancellation of the Performance Shares. Consequently, the 3,525,000 Performance Shares will not be voted at the Annual General Meeting or at any subsequent general meeting of the shareholders of the Company.

                                 OTHER MATTERS

   Management of the Company is not aware of any other matter to come before the meeting other than as set forth in the notice of meeting. If any other matter properly comes before the meeting, it is the intention of the persons named in the enclosed form of proxy to vote the shares represented thereby in accordance with their best judgment on such matter.

                             SHAREHOLDER PROPOSALS

   Proposals of shareholders to be presented at the 2000 Annual General Meeting of Shareholders must be received by the Company no later than December 20, 1999 in order to be considered for inclusion in the Company's Proxy Statement and form of proxy relating to such meeting.

DATED: April 19, 1999.

                                  APPENDIX A

              SCHEDULE OF PROPOSED AMENDMENTS TO THE BYE-LAWS OF
                       INTERACTIVE ENTERTAINMENT LIMITED

   The Board of Directors is recommending the following Bye-law amendments to the shareholders for approval at the Special General Meeting:

Bye-Law 3(B) (Effecting the Reverse Stock Split and the Share Capital
Increase)

   Bye-law 3(B) is replaced with the following:

     "The authorised share capital of the Company at the date of the adoption of these Bye-laws is US$[1,550,030] divided into [15,000,000] common shares of par value US$0.10 each (the "Common Shares"), 3,000 non-voting convertible redeemable preference shares of par value US$0.01 each (the "Class A Preference Shares") and 5,000,000 redeemable preference shares of par value US$0.01 each (the "Class B Preference Shares" and together with the Class A Preference Shares, the "Preference Shares")."

Bye-Law 32 (Increasing the Quorum Requirement)

   Bye-Law 32 is replaced with the following:

     32. No business shall be transacted at any general meeting unless a quorum is present when the meeting proceeds to business, but the absence of a quorum shall not preclude the appointment, choice or election of a chairman which shall not be treated as part of the business of the meeting. Save as otherwise provided by these Bye-Laws, at least two Shareholders holding at least one-third of the shares entitled to vote at the meeting present in person or by proxy and entitled to vote shall be a quorum for all purposes; provided, however, if the Company shall have only one Shareholder, one Shareholder present in person or by proxy shall constitute the necessary quorum.

Bye-Law 54(A) (Making the Size of the Board Variable)

   Delete the first sentence of Bye-law 54(A) and insert the following as the first sentence of Bye-law 54(A):

     Until the HIIC Entities own less than 5% of the Voting Shares on a fully diluted basis, the Board shall consist of a minimum of two and a maximum of ten Directors who shall, subject to Bye-law 54(B), be elected or appointed, except in the case of a casual vacancy filled pursuant to Bye-law 55, at the annual general meeting or at any special general meeting called for the purpose of electing or appointing Directors and who shall hold office for such term as the Shareholders may determine or, in the absence of such determination, until the next annual general meeting or until their successors are elected or appointed or their office is otherwise vacated.

Bye-Law 55 (Permitting the Board to Fill Vacancies on the Board)

   Bye-Law 32 is replaced with the following:

     55. A majority of the then members of the Board may fill any vacancy on the Board other than a vacancy in the office of a Director who was appointed pursuant to Bye-law 54(B). Any vacancy in the office of a Director appointed pursuant to Bye-law 54(B) may be filled by a written resolution deposited at the Registered Office, signed by each of the HIIC Entities holding Voting Shares.

                       Interactive Entertainment Limited

        Proxy for Annual General Meeting of Shareholders on May 14, 1998

   This Proxy is Solicited on Behalf of the Board of Directors of Interactive
                             Entertainment Limited

  The undersigned hereby appoints Michal Irwin or David Lamm, or either of them, with full power of substitution, the undersigned's true and lawful attorneys and proxies to vote the shares of Common Stock of Interactive Entertainment Limited which the undersigned is entitled to vote at the Annual General Meeting of Shareholders to be held at the Park Hyatt Century City, 2151 Avenue of the Stars, Los Angeles, CA 90067 on May 21, 1999 at 3:00 o'clock in the afternoon local time, and all adjournments or postponements thereof, with all the powers the undersigned would possess if personally present, as indicated on this card for the proposals described in the Notice and Proxy Statement for such meeting and in their discretion on such other matters as may properly come before the meeting or any adjournments or postponements thereof.

  Unless otherwise instructed, this proxy will be voted for the nominees listed in Proposal 4 and for approval of the matters set forth in Proposals 1, 2, 3 and 5.

  Please mark, sign and mail this proxy promptly in the enclosed envelope.
  1. Reverse Stock Split:
         [_] FOR       [_] AGAINST       [_] ABSTAIN
         approval      approval

  2. Increase in Capital
         [_] FOR       [_] AGAINST       [_] ABSTAIN
         approval      approval

  3. Bye-Law Amendments
         [_] FOR       [_] AGAINST       [_] ABSTAIN
         approval      approval

                                    (Continued and to be signed on reverse side)
(Continued from reverse side)

  4. Election of Director Nominees: Messrs. Clements, Rosenberg and Ms. Fortescue-Merrin and Kostoff-Mann
         [_] FOR       [_] WITHHELD          [_] FOR, except
         nominees      from nominees          vote withheld
                                              from the
                                              following
                                              nominee(s).
                                               --------------------------------

  5. FOR the appointment of Ernst & Young LLP as the Company's independent public accountants.
         [_] FOR       [_] AGAINST           [_] ABSTAIN
         approval      approval

                                             Dated: _____________, 1999

                                             Signature: _______________

                                             Capacity/Title: __________

                                             Please sign the exact
                                             name of the shareholder
                                             as it appears hereon. If
                                             acting as administrator,
                                             trustee or in other
                                             representative capacity,
                                             please sign name and
                                             title. Please check mark,
                                             sign, date and mail this
                                             proxy promptly in the
                                             enclosed envelope.